UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 8, 2005
THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		No.)
6300 Wilson Mills Road, Mayfield Village, Ohio 44143
(Address of principal executive offices)           (Zip Code)
Registrant’s telephone number, including area code 440-461-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of Material Agreements
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 4(A) Commercial Note:Demand Line of Credit
Exhibit 10(A) First Amendment to the Progressive Corp.
Exhibit 10(B) Fourth Amendment to the Progressive Corp.
Exhibit 10(C) Form of the Progressive Corp Directors
Exhibit 10(D) Form of Progressive Corp Executive Deferred
Exhibit 10(E) Form of Progressive Corp Executive Deferred
Exhibit 10(F) 2005 and 2006 Director Compensation Schedules

Item 1.01 Entry into a Material Definitive Agreement.
          On December 13, 2005, The Progressive Corporation (the “Company”) entered into an uncommitted Line of Credit with National City Bank (“NCB”) in the principal amount of $125 million. Because the Line of Credit is uncommitted, NCB is not obligated to make advances thereunder, and the Company incurs no commitment fees. Subject to the foregoing, the Company may borrow funds from NCB in increments of at least $5 million at a daily interest rate equal to one month LIBOR plus three hundred seventy-five one thousandths of a percent (.375%). Amounts outstanding under the Line of Credit must be repaid by the Company on demand. The Company entered into the Line of Credit as part of a contingency plan to provide a source of liquidity if an event interrupts the Company’s ability to receive or transfer funds. Mr. Jeffrey D. Kelly, a director of the Company, is a Vice Chairman and the Chief Financial Officer of National City Corporation, the parent of NCB. In addition, Dr. Bernadine Healy, a director of the Company, is also a director of National City Corporation. A copy of the Line of Credit is attached hereto as Exhibit 4(A).
          On December 9, 2005, the Company amended two (2) benefit plans and adopted three (3) deferral revocation forms under certain benefit plans, as follows:
1.	First Amendment to The Progressive Corporation Directors Restricted Stock Deferral Plan, amending the method of distribution under such plan and providing that participants may revoke 2005 deferral elections as provided therein. A copy of the First Amendment is attached hereto as Exhibit 10(A).

2.	Fourth Amendment to The Progressive Corporation Executive Deferred Compensation Plan (2003 Amendment and Restatement), amending the method of distributions under such plan and providing that participants may revoke 2005 and 2006 deferral elections as provided therein. A copy of the Fourth Amendment is attached hereto as Exhibit 10(B).

3.	Form of The Progressive Corporation Directors Restricted Stock Deferral Plan Revocation Election, pursuant to which participants in such plan may revoke certain deferral elections made for 2005. A copy of the form is attached hereto as Exhibit 10(C).

4.	Form of The Progressive Corporation Executive Deferred Compensation Plan Revocation Election for Gainsharing Plan Participants, pursuant to which participants in such plan may revoke certain deferral elections made for 2005 and/or 2006. A copy of the form is attached hereto as Exhibit 10(D).

5.	Form of The Progressive Corporation Executive Deferred Compensation Plan Revocation Election for Executive Bonus Plan Participants, pursuant to which participants in such plan may revoke certain deferral elections made for 2005 and/or 2006. A copy of the form is attached hereto as Exhibit 10(E).
          On December 8, 2005, the Compensation Committee (the “Committee”) of the Board of Directors approved a director compensation schedule for 2006, setting forth retainer and meeting fees and restricted stock awards for non-employee directors. The 2006 Schedule for director compensation is attached hereto as Exhibit 10(F).

Item 1.02 Termination of Material Agreements
The $100 million uncommitted line of credit with National City Bank, which was entered into by the Company on June 15, 2004, is being replaced by the $125 million Line of Credit referenced above in Item 1.01, effective December 12, 2005. No fees, penalties or other charges will be incurred as a result thereof. The $100 million line of credit was attached as an exhibit to the Company’s Current Report on Form 8-K dated June 18, 2004.
The 2005 non-employee director compensation program was superseded by the 2006 Schedule approved by the Committee and referenced above in Item 1.01. The 2005 schedule is also set forth on the attached Exhibit 10(F).
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
          See exhibit index on page 5.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2005

THE PROGRESSIVE CORPORATION

	By:	/s/ Jeffrey W. Basch

	Name:	Jeffrey W. Basch
	Title:	Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Form 8-K
Under Reg.	Exhibit
S-K Item 601	No.	Description

(4)	4(A)	Commercial Note: Demand Line of Credit with National City Bank, dated December 13, 2005

(10)(iii)	10(A)	First Amendment to The Progressive Corporation Directors Restricted Stock Deferral Plan

(10)(iii)	10(B)	Fourth Amendment to The Progressive Corporation Executive Deferred Compensation Plan

(10)(iii)	10(C)	Form of The Progressive Corporation Directors Restricted Stock Deferral Plan Revocation Election

(10)(iii)	10(D)	Form of The Progressive Corporation Executive Deferred Compensation Plan Revocation Election for Gainsharing Plan Participants

(10)(iii)	10(E)	Form of The Progressive Corporation Executive Deferred Compensation Plan Revocation Election for Executive Bonus Plan Participants

(10)(iii)	10(F)	2005 and 2006 Director Compensation Schedules

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